Exhibit 8.3

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

[            ], 2014

To:

Tuniu Corporation

Tuniu Building, No. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

People’s Republic of China

Dear Sir or Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC counsel to Tuniu Corporation, a company incorporated under the laws of Cayman Islands, (the “Company”), in connection with (A) the Company’s registration statement on Form F-1 (the “Registration Statement”), publicly filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, and including the prospectus that forms a part of the Registration Statement, relating to the public offering (the “Offering”) and sale by the Company of [    ] of the Company’s American Depositary Shares (“ADSs”), each representing [        ] ordinary shares, par value US$0.0001 per share, of the Company (the “Shares”), and (B) the issuance and sale of the Company’s ADSs and listing of the Company’s ADSs on the [NASDAQ Global Market/ New York Stock Exchange].

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company regarding certain PRC tax matters, and is delivered to the Company solely for the purposes of the Offering. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the opinion regarding certain PRC legal matters rendered by us as of [            ], 2014.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350 Shanghai Office Tel: (86-10) 5298-5488	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780 Guangzhou Office Tel: (86-20) 2805-9088	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579 Haikou Office Tel: (86-898) 6851-2544	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050 New York Office Tel: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168
Fax: (86-21) 5298-5492	Fax: (86-20) 2805-9099	Fax: (86-898) 6851-3514	Fax: (1-212) 703-8702	www.junhe.com

I.	OPINIONS

This Opinion relates to the PRC Law as it exists and is interpreted as of the date hereof. We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly we express no opinion as to the laws of any other jurisdiction and none is to be implied.

Based upon and subject to the below qualifications, we are of the opinion that

1. The statements made in the Registration Statement under the caption “Risk Factors”, “Taxation — People’s Republic of China Taxation” and “PRC Regulation” with respect to the PRC tax laws and regulations or interpretations constitute true and accurate descriptions of the matters described therein in all material aspects.

2. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, the PRC Subsidiaries to the PRC government or any political subdivision or taxing authority thereof or there in connection with the creation, issuance, sale and delivery of the Offering Securities.

3. Except as disclosed in the Registration Statement, all dividends on the equity interests in the PRC Subsidiaries in Renminbi may under the PRC Laws be payable in foreign currency and may be freely transferred out of the PRC in the case of Tuniu (Nanjing) Information Technology Co., Ltd. and Beijing Tuniu Technology Co., Ltd.; and except as disclosed in the Registration Statement, all such dividends will not be subject to any withholding or other taxes under the PRC Laws, and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Approvals from any PRC Authorities in the PRC.

4. The tax registration certificate of each of the PRC Subsidiaries issued by the competent Government Authorities complies with the requirements of PRC Laws and is in full force and effect. Saved as otherwise disclosed in the Registration Statement, to the best of our knowledge after due and reasonable inquiry, none of the PRC Subsidiaries has received other notice issued by the competent Government Authorities on pending investigation, claim or penalty for any material PRC tax incompliance.

II. QUALIFICATIONS

Our Opinion is subject to the following qualifications:

1. This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Law or judicial or regulatory interpretations.

2. This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the prospectus discussion of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our name in such Registration Statement.

Yours faithfully,

Jun He Law Offices

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